Exhibit 99.1

Joseph T. Ryerson & Son, Inc. Launches Tender Offer for its 8.50% Senior Secured Notes Due 2028

CHICAGO – May 13, 2022 –Ryerson Holding Corporation (NYSE: RYI) (“Ryerson” or the “Company”) announced today that its wholly owned subsidiary, Joseph T. Ryerson & Son, Inc. (“JT Ryerson”), is commencing a cash tender offer (the “Offer”) to purchase up to $75,000,000 in aggregate principal amount (the “Maximum Tender Amount”) of its outstanding 8.50% Senior Secured Notes due 2028 (the “Notes”). The Offer is scheduled to expire at 11:59 p.m., New York City time, on June 10, 2022, unless extended or earlier terminated as described in the Offer to Purchase (the “Offer to Purchase”), dated as of May 13, 2022 (the “Expiration Time”). JT Ryerson may, at its sole discretion, (i) extend or otherwise amend the Early Tender Time (as defined below) or the Expiration Time, (ii) increase the Maximum Tender Amount or (iii) increase the total consideration (as discussed below) or the tender offer consideration (as discussed below), as applicable, or the early tender premium (as discussed below) without extending the Withdrawal Deadline (as defined below) or otherwise reinstating withdrawal rights of the holders of the Notes. In the event of the termination of the Offer, the Notes tendered will be promptly returned.

Holders of the Notes that are validly tendered, and not properly withdrawn, prior to 5:00 p.m. New York City time on May 26, 2022, unless extended or earlier terminated (the “Early Tender Time”), and accepted for purchase, will receive the total consideration (as discussed below) of $1,062.50 per $1,000 principal amount of the Notes, together with accrued and unpaid interest up to, but not including, the settlement date. Holders of the Notes that are validly tendered, and not properly withdrawn, after the Early Tender Time but on or prior to the Expiration Time, and accepted for purchase, will receive the tender offer consideration (as discussed below) of $1,037.50 per $1,000 principal amount of the Notes, which is the total consideration less the early tender premium (as discussed below), together with accrued and unpaid interest up to, but not including, the settlement date.

Payment for Notes validly tendered, and not properly withdrawn, on or prior to the Early Tender Time and accepted for purchase may be made at the option of JT Ryerson promptly after the Early Tender Time. Payment for Notes, validly tendered, and not properly withdrawn, after the Early Tender Time and on or prior to the Expiration Time and accepted for purchase will be made promptly after the Expiration Time. The expected early settlement date is May 31, 2022.

The following table summarizes terms material to the determination of the total consideration to be received in the Offer per $1,000 principal amount of Notes that are validly tendered, and not properly withdrawn, prior to the Early Tender Time, as well as the tender offer consideration to be received in the Offer per $1,000 principal amount of Notes that are validly tendered, and not properly withdrawn, after the Early Tender Time but on or prior to the Expiration Time:

				Per $1,000 Principal Amount of Notes
Title of Security	CUSIP Number	Aggregate Principal Amount Outstanding	Maximum Tender Amount (1)	Tender Offer Consideration(2)	Early Tender Premium	Total Consideration(2)(3)
8.50% Senior Secured Notes due 2026	48088L AB3 (Rule 144A) and U4830L AB4 (Regulation S)	$182,155,000	$75,000,000	$1,037.50	$25	$1,062.50

(1)	Represents maximum aggregate principal amount of Notes to be accepted for purchase by JT Ryerson, exclusive of accrued and unpaid interest.

(2)

Per $1,000 principal amount of Notes validly tendered and accepted for purchase by JT Ryerson. Excludes accrued and unpaid interest, which will be paid on Notes accepted for purchase by JT Ryerson as described in the Offer to Purchase.

(3)	Includes the early tender premium for Notes validly tendered at or prior to the Early Tender Time and accepted for purchase by JT Ryerson.

JT Ryerson intends to fund the purchase of the Notes tendered (i) with available cash on hand and/or (ii) by borrowing under the Company’s revolving credit facility.

JT Ryerson’s obligations to accept for purchase, and to pay for, the applicable Notes validly tendered pursuant to the Offer is subject to certain customary conditions. If, at the Early Tender Time, the aggregate principal amount of Notes validly tendered equals or exceeds the Maximum Tender Amount, JT Ryerson does not expect to accept for purchase any Notes validly tendered after the Early Tender Time. In the event that the aggregate principal amount of Notes validly tendered at or before the Early Tender Time exceeds the Maximum Tender Amount, proration shall be determined in accordance with the terms set forth in the Offer to Purchase as of the Early Tender Time. If, at the Early Tender Time, the aggregate principal amount of Notes validly tendered is less than the Maximum Tender Amount, JT Ryerson expects to accept for purchase all Notes validly tendered at or before the Early Tender Time without proration. In such instance, JT Ryerson also expects to accept for purchase Notes validly tendered after the Early Tender Time and at or prior to the Expiration Time, up to the Maximum Tender Amount, and if the aggregate principal amount of all Notes tendered as of the Expiration Time exceeds the Maximum Tender Amount, only Notes validly tendered after the Early Tender Time and at or before the Expiration Time would be subject to proration.

Tendered Notes may be withdrawn at or prior to 5:00 p.m., New York City time, on May 26, 2022, (the “Withdrawal Deadline”) unless extended by JT Ryerson at its sole discretion. The complete terms and conditions of the Offer is described in the Offer to Purchase, copies of which may be obtained by contacting D.F. King & Co., Inc., the information agent for the Offer, at 48 Wall Street, 22nd Floor, New York, NY 10005, by telephone: banks and brokers call: (212) 269-5550, all others call toll free: (800) 488-8075, or by emailing: ryi@dfking.com. BofA Securities, Inc. is acting as the dealer manager for the Offer. Additional information concerning the Offer may be obtained by contacting BofA Securities, Inc., Attention: Debt Advisory, Bank of America Tower, 620 S. Tryon Street, 20th Floor, Charlotte, North Carolina 28255, by telephone: at (980) 388-0539 (collect), or by emailing: debt_advisory@bofa.com.

This press release is for informational purposes only and is not a recommendation, an offer to purchase, a solicitation of an offer to purchase, an offer to sell or a solicitation of consents with respect to any securities. The Offer is being made solely pursuant to the Offer to Purchase and related Letter of Transmittal that is being distributed to the holders of Notes. The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Notes in any jurisdiction in which the making of the Offer or the acceptance thereof would not comply with the laws of that jurisdiction.

About Ryerson

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 4,000 employees in approximately 100 locations.

Safe Harbor Provision

Certain statements made in this presentation and other written or oral statements made by or on behalf of the Company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact the Company’s business are: the cyclicality of the Company’s business; the highly competitive, volatile, and fragmented metals industry in which the Company operates; fluctuating metal prices; the Company’s substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with the Company’s operations located inside and outside of the United States; impacts and implications of adverse health events, including the COVID-19 pandemic; work stoppages; obligations under certain employee retirement benefit plans; the ownership of a majority of the Company’s equity securities by a single investor group; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2021, the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2022, and in the Company’s other filings with the Securities and Exchange Commission. Moreover, the Company cautions against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

Vice President - Finance:

Jorge Beristain

312.292.5040

investorinfo@ryerson.com